United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2011 (February 24, 2011)

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
 (Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On February 24, 2011, IsoRay, Inc. held its Fiscal 2011 Annual Meeting of Stockholders, where four proposals were voted on. The proposals are described in detail in IsoRay’s definitive proxy statement filed with the Securities and Exchange Commission on January 11, 2011. Of the 25,888,390 common and preferred shares outstanding and entitled to vote at the Annual Meeting, 20,119,758 common and preferred shares (or 77.71%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The final voting results on each proposal are set forth below.

Proposal 1. The stockholders elected four directors to the board of directors to serve until the fiscal 2012 annual meeting of stockholders. The votes for this proposal were:

	Number of Shares	Number of Shares
	Voted For	Withheld	Broker Non-Votes
Dwight Babcock	2,561,830	290,927	17,267,001

Robert R. Kauffman	2,558,129	294,628	17,267,001

Thomas C. LaVoy	2,560,630	292,127	17,267,001

Albert Smith	2,514,849	337,908	17,267,001

Proposal 2. The stockholders ratified the appointment of DeCoria, Maichel & Teague, P.S. as IsoRay’s independent registered public accounting firm for the fiscal year ending June 30, 2011. The votes on this proposal were:

For	Against	Abstain
19,841,966	157,675	120,117

Proposal 3. The stockholders did not approve, on an advisory basis, the compensation of IsoRay’s named executive officers. The votes on this proposal were:

For	Against	Abstain	Broker Non-Votes
2,185,374	402,489	264,894	17,267,001

Proposal 4. The stockholders did not approve, on an advisory basis, any frequency for the advisory vote on the approval of compensation of IsoRay’s named executive officers. The votes on this proposal were:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
677,681	98,974	1,639,172	436,930	17,267,001

The board of directors determined that an advisory vote on the approval of the compensation of its named executive officers will not be included in its proxy materials until mandated by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 1, 2011
IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock, CEO
Dwight Babcock, CEO